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                         SEVERANCE AGREEMENT AND RELEASE

         This Severance Agreement and Release is made this 12th day of November, 1997, by and between W. Craig Barber ("Employee") and Shoney's, Inc., a Tennessee corporation (the "Company").

         WHEREAS, Employee and the Company are parties to that certain Employment Agreement made as of November 1, 1996 (the "Employment Agreement"). Terms defined herein without definition shall have the meanings set forth in the Employment Agreement;

         WHEREAS, Employee has been employed by the Company for in excess of fourteen (14) years and has rendered valuable services to the Company;

         WHEREAS, Employee is employed as the Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company; and

         WHEREAS, Employee and the Company desire to enter into an agreement regarding Employee's termination of employment with the Company and to provide for certain compensation and benefits to the Employee in consideration for a full release of claims.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employee resigns from employment with the Company effective November 10, 1997 (the "Effective Date") and resigns each of the offices held with the Company or its subsidiaries as of the Effective Date.

2. The Company agrees to make severance payments to Employee in the aggregate amount of $1,144,488. Of the $1,144,488 payable hereunder, $566,688 shall be paid in equal weekly payments of $5,555.77 using the Company's regular payroll periods. Of the remaining $577,800 payable hereunder, $288,900 shall be paid on each of January 5, 1999 and January 5, 2000. All such payments will be subject to applicable state and federal tax withholding.

3. Employee's participation in all benefit programs of the Company other than life, medical and disability insurance shall cease as of the Effective Date. Employee's participation in the life, medical and disability insurance programs provided by the Company shall continue on substantially the same terms (including the amounts paid, if any, for such benefits) as provided prior to the Effective Date until the earlier of: (a) such time as Employee is employed by another employer and is covered or permitted to be covered by benefit plans of another employer without

Company  ______     (Initial Here)

Employee ______



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regard to the extent of such coverage; (b) such time as the Company no longer provides such benefit plans to individuals holding the position of Executive Vice President/Division President or above; or (c) October 27, 1999.

4. All stock options issued by the Company to, and held by, Employee that have vested on or prior to the Effective Date shall be exercisable in accordance with their terms. Any stock options that have not vested on or prior to the Effective Date shall lapse and be void.

5. At any time within thirty (30) days of the Effective Date, Employee may by written notice to the Company elect to purchase the Company vehicle and mobile phone currently provided to Employee at their respective fair value as determined in accordance with the Company's normal practice of determining such value.

6. Any vacation benefits earned by Employee as of the Effective Date will be deemed completely paid as part of the severance, and no further vacation, sick time, personal time or other paid time off will accrue during the severance period.

7. The Company will promptly reimburse Employee for expenses incurred by Employee in the ordinary course of his employment with the Company, in accordance with applicable Company policy and arising on or prior to the Effective Date. All such expenses shall be submitted to the Company on or prior to the 60th day following the Effective Date.

8. The Company agrees to provide outplacement services to Employee for a period of up to six (6) months from the commencement of use by Employee. Outplacement services may be extended from month to month thereafter at the sole discretion of the Company, but in no event beyond twelve (12) months in total duration. If outplacement services are not commenced within ninety (90) days from the Effective Date, or if Employee does not use his continuous "best efforts" in utilization of the outplacement services (as determined in the sole discretion of the Company), then outplacement services will cease and will no longer be available to Employee. Outplacement services will be arranged solely in the discretion of the Company and cash in lieu of outplacement services is not available.

9. In the event Employee dies prior to the payment in full of any amounts due to the Employee pursuant to paragraph 2 hereof, any remaining payments due to Employee shall be paid in lump sum to his estate within thirty (30) days after the Company is given written notice of Employee's death.

10. As conditions of the Company's performance of its obligations arising under this Agreement, Employee agrees that he:

Company  ______        (Initial Here)

Employee ______

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         (a) shall not, without the written authorization of the Company, disclose to any person other than the Company any confidential information of the Company (specifically including financial, tax and customer information), whether written or oral, received or learned by him in the course of his employment, nor shall he make use of any such confidential information on his own behalf or on behalf of any other person or entity, except that this provision does not limit or restrict Employee from answering questions or testifying truthfully if subpoenaed by a court of competent jurisdiction or governmental agency; and

         (b) shall immediately return to the Company all Company equipment, computers, and other Company property, and any copies thereof, including but not limited to, credit cards, keys, policy manuals, price lists, marketing materials and plans, compensation information, business contracts, and any other confidential information relating to processes, plans, production, methods of doing business, or special needs of the Company, its employees or customers; provided, that the Company shall retain possession for a period of three (3) years from the Effective Date of Employee's memorandum and correspondence files, copies of which shall be made available to Employee for necessary and appropriate business use upon reasonable notice to the Company.

         (c) shall not make any disparaging statements about the Company (including its officers, directors, employees, agents, shareholders, administrators, accountants, attorneys and other representatives), except that this provision does not limit or restrict Employee from answering questions or testifying truthfully if subpoenaed by a court of competent jurisdiction or governmental agency.

11. As a further condition of the Company's performance of its obligations arising under this Agreement, Employee covenants and agrees that, for a period of one (1) year from the Effective Date, he will not engage in, own, manage, operate, control, or participate in any food service business that conducts or franchises activities which are the same as or similar to the restaurant concepts and operations of the Company as an employer, employee, principal, partner, director, agent, or otherwise, directly or indirectly, anywhere in the United States of America. Notwithstanding the foregoing, the Company agrees that Employee's participation in any food service business sold or otherwise disposed of by the Company following the date of this Agreement shall not violate this covenant not to compete. Employee understands and acknowledges that his violation of this covenant not to compete would cause irreparable harm to the Company, and the Company would be entitled to seek an injunction by any court of competent jurisdiction enjoining and restraining Employee and each and every other person concerned from any employment, service, or other act prohibited by this Agreement. Employee and the Company recognize and acknowledge that the area and time limitations contained in this Agreement are reasonable. In addition, Employee and the Company recognize and acknowledge that the area and time limitations are properly required for the protection of the business interests of the Company due to Employee's status and reputation in the industry and the knowledge acquired by Employee through his association with the Company's business and the public's close identification of

Company  ______         (Initial Here)

Employee ______

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Employee with the Company and the Company with Employee. The parties agree that nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including without limitation, the recovery of damages from Employee or any other person or entity acting in concert with Employee. Employee also agrees that, in the event he breaches this covenant not to compete, Employee will pay reasonable attorney's fees and expenses incurred by the Company in enforcing this covenant not to compete. If any part of this covenant not to compete is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. The Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by Employee.

12. In connection with the execution of this Agreement, the Company may issue a press release announcing the subject matter hereof. The Company will provide a copy of any such release to Employee at least 24 hours in advance of its intended release and consult with Employee in respect of its content. Such press release shall be in form and substance reasonably satisfactory to Employee.

13. The Company agrees that it will not, and will direct its directors and officers not to, make any disparaging statement about the Employee, except that this provision does not limit or restrict the Company or its employees from answering questions or testifying truthfully if subpoenaed by a court of competent jurisdiction or governmental agency.

14. Employee, in consideration for the agreements of the Company set forth herein, on behalf of himself, his heirs, executors and assigns, does hereby release the Company, its subsidiaries, affiliates and successors, and all of its officers, directors, employees and agents, and agrees to hold them, and each of them, harmless from any and all claims or causes of action that Employee may now have or know about, or hereafter may learn about, arising from or during his employment or resulting from the termination of his employment with the Company. Employee agrees that he will not seek reinstatement or reemployment, either directly or indirectly, with the Company, and that he will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards above and beyond the amount provided for in this Agreement, including without limitation, any claim for unemployment compensation benefits, or for any equitable relief.

         Employee acknowledges that the foregoing release includes, but is not limited to, all claims arising under any federal, state or local law, or ordinance, or any administrative regulations prohibiting employment discrimination and all claims based on any legal restrictions on the Company's right to terminate its employees at will including, but not limited to, any claim based on any actual or implied contract of employment or alleged breach of any covenant of good faith and fair dealing. The foregoing release specifically encompasses all claims of employment discrimination based on race, color, religion, sex, and national origin, as provided under Title VII

Company  ______         (Initial Here)

Employee ______

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of the Civil Rights Act of 1964, as amended, or any executive order, all claims of discrimination based on age under the Age Discrimination in Employment Act of 1967, as amended, all claims of discrimination based on handicap or disability under the Americans with Disabilities Act, and all claims of employment discrimination under any state or local statute, law or ordinance.

15. The Company shall indemnify Employee to the maximum extent permitted, and in the manner provided, by the Tennessee Business Corporation Act against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that he is or was serving as an officer or employee of the Company or is or was serving at the request of the Company as an officer of the Company or any partnership, joint venture, trust or other enterprise.

16. Employee agrees that if he breaches this Agreement or if he files any claim or lawsuit against the Company seeking equitable relief, except any lawsuit to enforce the terms of this Agreement, all payments and benefits provided herein shall cease except as provided by law or applicable benefit plan, and Employee or his estate shall be required to reimburse the Company for all payments and benefits Employee received under this Agreement prior to such time.

17. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

18. This Agreement represents the entire agreement between the parties and supersedes the Employment Agreement and all other agreements or understandings, written or oral, between the parties. This Agreement may not be changed except by an instrument in writing signed by the parties.

19. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws.

20. This Agreement will not become effective until the 8th day following the date on which Employee signs this Agreement as indicated below, and no payments shall be due, owing or paid by the Company unless and until this Agreement becomes effective, it being understood that Employee has seven (7) days from the date on which he signs this Agreement to revoke such Agreement.

21. All notices and other communications provided for under or pursuant to this Agreement shall be in writing (including facsimile communication) and addressed as follows:


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         If to the Company:                          If to the Employee:

         Shoney's, Inc.                              W. CRAIG BARBER
         Attention:  Secretary                       807 Stuart Lane
         1727 Elm Hill Pike                          Brentwood, Tennessee 37027
         Nashville, Tennessee  37217
         facsimile number:  (615) 231-2734

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

WITNESSED BY:                                       SHONEY'S, INC.

                                                    By: /s/ Carole F. Hoover
                                                        ------------------------
 /s/ C. Stephen Lynn                                Title: Chair of Compensation
------------------------                                     Committee
                                                             Board of Directors

 /s/ Polly P. Barber                                /s/ W. Craig Barber
------------------------                                ------------------------
                                                        W. Craig Barber


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                            ACKNOWLEDGMENT OF RECEIPT

         I acknowledge that this Severance Agreement and Release (the "Agreement") was given to me by the Company on the date set forth below, and that I have twenty-one (21) days from such date to decide whether to sign this Agreement. I understand that if I elect not to sign the Agreement, I will receive no severance pay from the Company because of the termination of my employment. I have been advised by the Company to consult with an attorney of my choice before signing this Agreement. I understand that by signing this Acknowledgment, I am not agreeing to any terms of the Agreement or giving up any rights that I may have.

         DATED this 12th day of November, 1997.

                                                        /s/ W. Craig Barber
                                                        ------------------------
                                                        W. Craig Barber



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